UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2006

VIACOM INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32686	20-3515052

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway, New York, NY	10036

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 258-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.     Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Section 2.	Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

On April 12, 2006, Viacom Inc. issued and sold $4.75 billion in aggregate principal amount of senior notes and debentures comprised of $1.50 billion in aggregate principal amount of 5.75% senior notes due 2011 (the “2011 Senior Notes”), $1.50 billion in aggregate principal amount of 6.25% senior notes due 2016 (the “2016 Senior Notes”) and $1.75 billion in aggregate principal amount of 6.875% senior debentures due 2036 (the “2036 Debentures” and, together with the 2011 Senior Notes and the 2016 Senior Notes, the “Senior Notes and Debentures”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act. A copy of the press release, dated April 12, 2006, announcing the completion of the private placement of Senior Notes and Debentures is filed herewith as Exhibit 99 and is incorporated by reference herein in its entirety.

The Senior Notes and Debentures were issued pursuant to an Indenture, dated as of April 12, 2006 (the “Base Indenture”), between Viacom Inc. and The Bank of New York, trustee, as supplemented by the First Supplemental Indenture thereto dated as of April 12, 2006 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indentures”). On the maturity dates of the Senior Notes and Debentures, the holders will be entitled to receive 100% of the principal amount of the Senior Notes and Debentures. Interest on the Senior Notes and Debentures will be payable semi-annually in arrears on April 30 and October 30 of each year, beginning on October 30, 2006. The interest rate on the Senior Notes and Debentures may increase in certain circumstances if Viacom Inc. is not in timely compliance with its obligation to exchange or register the Senior Notes and Debentures pursuant to the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) dated as of April 12, 2006 between Viacom Inc. and Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., on behalf of themselves and the other initial purchasers named therein, a copy of which is filed as Exhibit 4.3 to this Current Report on Form 8-K.

The Senior Notes and Debentures are unsecured senior obligations of Viacom Inc. and rank equally with all of Viacom Inc.’s existing and future unsecured senior obligations. The Senior Notes and Debentures are structurally subordinated to all obligations of Viacom Inc.’s subsidiaries including claims with respect to trade payables. Viacom Inc. may redeem some or all of the Senior Notes and Debentures at any time and from time to time at their principal amount, plus the applicable premium and accrued interest. Pursuant to the terms of the Indentures, Viacom

Inc.’s ability to (i) consolidate, merge or sell all or substantially all of its assets, (ii) create liens and (iii) enter into sale and leaseback transactions, is limited, subject to a number of important qualifications and exceptions as set forth in the Indentures. The Senior Notes and Debentures have not been registered under the Securities Act or any state securities laws. Accordingly, transfer restrictions apply to the Senior Notes and Debentures.

Viacom Inc. used the net proceeds of the issuance of the Senior Notes and Debentures to repay a portion of the amounts outstanding under its existing credit facilities.

The foregoing description of the Indentures is qualified in its entirety by reference to the text of the respective documents, copies of which are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K.

Some of the financial institutions party to the Registration Rights Agreement and their affiliates have performed, and/or may in the future perform, various commercial banking, investment banking and other financial advisory services in the ordinary course of business for Viacom Inc. and its respective subsidiaries for which they have received, and/or will receive, customary fees and commissions.

Section 9.	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.	The following Exhibits are filed as part of this Report on Form 8-K:

Exhibit Number	Description of Exhibit
4.1	Indenture dated as of April 12, 2006 between Viacom Inc. and The Bank of New York, trustee
4.2	First Supplemental Indenture dated as of April 12, 2006 between Viacom Inc. and The Bank of New York, trustee (including forms of Senior Notes and Debentures)
4.3

Registration Rights Agreement dated as of April 12, 2006 among Viacom Inc. and Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., on behalf of themselves and the other initial purchasers named therein

99	Press release, dated April 12, 2006 announcing the completion of the private placement of Senior Notes and Debentures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOM INC.

By:	/s/ Michael D. Fricklas

	Name:	Michael D. Fricklas
	Title:	Executive Vice President, General Counsel and Secretary

Date: April 17, 2006

Exhibit Index

Exhibit Number	Description of Exhibit

4.1	Indenture dated as of April 12, 2006 between Viacom Inc. and The Bank of New York, trustee
4.2	First Supplemental Indenture dated as of April 12, 2006 between Viacom Inc. and The Bank of New York, trustee (including forms of Senior Notes and Debentures)
4.3

Registration Rights Agreement dated as of April 12, 2006 among Viacom Inc. and Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., on behalf of themselves and the other initial purchasers named therein

99	Press release, dated April 12, 2006 announcing the completion of the private placement of Senior Notes and Debentures.